EXHIBIT (10)(vii)(e)

SUMMARY OF TERMS OF EMPLOYMENT ARRANGEMENT
WILLIAM H. CARTER
As of November 1, 2001

    Title:                   Chief Financial Officer, Borden Chemical, Inc. reporting to the President and CEO

    Base Salary:               Effective March 1, 2002 - $510,000 ($400,000 to be paid by BCI and reviewed annually.
                     $110,000 to be paid by BHI and reviewed annually based upon performance relating to BWH LLC activities).

    Bonus Opportunity:        Participation in the annual BCI incentive program at a target of 65% of base salary.

    Equity Investment:          Opportunity to invest $400,000 in BCI equity plan.

    Equity Stay Bonus:          $1,200,000 retention bonus to be paid as follows, or upon termination for reasons other than for cause:

    2002 - $420,000
    2003- $380,000
    2004- $200,000
    2005- $200,000

    Loan:                  Base loan in 2000 of $375,000 plus accrued interest at prime less .25 to be repaid in 2002.

    Severance:                 24 months of base pay in the event of termination for reasons other than for cause.

    Perquisite Allowance:     $30,000 annually

    Miscellaneous:        Allowed to serve on an appropriate corporate board that does not compete with Borden or its holdings.